UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2010

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02, and the Exhibit attached to this Report, are furnished pursuant to Item 2.02 of Form 8-K. Consequently, such items are not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such items may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On April 30, 2010, Newell Rubbermaid Inc. (the “Company”) reported its results for the fiscal quarter ended March 31, 2010. The Company’s press release, dated April 30, 2010, and Additional Financial Information, is attached as Exhibit 99.1.

The press release and Additional Financial Information contain non-GAAP financial measures. For purposes of Securities and Exchange Commission Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release and Additional Financial Information, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

The Company has used certain financial measures that are included in the press release and Additional Financial Information both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are “non-GAAP financial measures” — and the information they provide are useful to investors since these measures:

•	enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

•

permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.

The Company’s management believes that operating income, excluding charges, as well as “Normalized” earnings are also useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s continuing operations. The Company’s management believes that free cash flow, defined by the Company as cash generated from operations less capital expenditures, is useful to investors because it is an indication of amounts of cash flow that may be available for dividends, repayment of debt and further investment in future growth initiatives. The Company’s management believes that adjusted sales, as reflected in the Currency Analysis included in Exhibit 99.1, is useful to investors because it demonstrates the effect of foreign currency translation on reported sales. The

Company’s management believes that “Normalized” earnings per share, which excludes restructuring charges and one-time events such as tax benefits and certain other items, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Another purpose for which the Company uses “Normalized” earnings per share and free cash flow is as performance goals that help determine the amount, if any, of cash bonuses for corporate management and other employees under the Company’s management cash bonus plan.

While the Company believes that these non-GAAP financial measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Item 7.01.	Regulation FD Disclosure.

The information set forth under Item 2.02 above and in Exhibit 99.1 to this Report is also intended to be furnished under this Item 7.01 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 30, 2010 issued by Newell Rubbermaid Inc., and Additional Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: April 30, 2010	By:	/s/ John K. Stipancich
John K. Stipancich Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 30, 2010, issued by Newell Rubbermaid Inc., and Additional Financial Information

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